                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP
                               FORTY-EIGHTH FLOOR
                              333 SOUTH HOPE STREET
                          LOS ANGELES, CALIFORNIA 90071


                                       June 14, 1996


Northrop Grumman Corporation
1840 Century Park East
Los Angeles, California 90067


       Re:  Northrop Grumman Corporation (the "Company")
            Registration Statement on Form S-4 (the "Registration
            Statement"); Registration No. 333-2653
            -----------------------------------------------------


Gentlemen:

            We have acted as counsel to the Company for purposes of rendering this opinion, in connection with the preparation and filing of the Registration Statement. This opinion is furnished pursuant to Item 601(b)(8) of Regulation S-K. Terms with initial letters capitalized and not otherwise defined herein shall have the meanings ascribed to such terms by the Registration Statement.

            In rendering this opinion, we have relied upon the representations and statements of the Company set forth in the Registration Statement and have not undertaken any other investigation for purposes hereof. In addition, we have assumed (i) consummation of the Exchange Offer in accordance with applicable federal and state law and all agreements, documents and instruments governing or ancillary to the Exchange Offer and the Old Securities (the "Old Securities Documents"), without waiver or amendment of covenants or conditions therein, (ii) the Old Securities Documents, and all agreements, documents and instruments governing or ancillary to the New Securities ("New Securities Documents"), are enforceable against all parties thereto in accordance with their terms and are not void or voidable, (iii) the parties to the New Securities Documents will not in the future take any discretionary action (including a

Northrop Grumman Corporation
June 14, 1996
Page 2


decision not to act) permitted thereunder inconsistent with their representations and statements upon which we have relied as described above, will take all actions required for subsequent performance of the New Securities Documents, and will act in accordance with (and will refrain from taking action that is forbidden by) the terms and conditions of the New Securities Documents, and (iv) the genuineness of all signatures, the authenticity of all documents submitted to us as originals or as copies of originals, the conformity to the originals of all documents submitted to us as copies and the legal capacity of all natural persons signing certificates.

            Based upon and subject to the foregoing and the further limitations set forth below, we are of the opinion that the descriptions contained in the Registration Statement under the heading "CERTAIN FEDERAL TAX CONSIDERATIONS" express the opinion of Sheppard, Mullin, Richter & Hampton LLP, as to material federal income tax consequences to Holders who exchange Old Securities for New Securities pursuant to the Exchange Offer. Such descriptions are set forth IN HAEC VERBA as follows:

                       "CERTAIN FEDERAL TAX CONSIDERATIONS

       The following is a general discussion of the material United States federal income tax consequences applicable to the exchange of Old Securities for New Securities, and the ownership and disposition of New Securities, by United States Holders (as defined below) who exchange Old Securities for New Securities pursuant to the Exchange Offer, as well as the principal United States federal income and estate tax consequences of the ownership of New Securities by Foreign Holders (as defined below) who acquire New Securities pursuant to the Exchange Offer. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change at any time, possibly with retroactive effect, and to different interpretations.
In particular, the discussion is based in part on certain proposed regulations issued in December 1992 concerning the tax treatment of exchanges and modifications of debt instruments (the "1992 Proposed Regulations"). The 1992 Proposed Regulations are proposed to be effective for modifications made to debt instruments more than 30 days after such regulations are issued as final regulations. Until issued as final (or temporary) regulations, such regulations are not

Northrop Grumman Corporation
June 14, 1996
Page 3


binding on the Internal Revenue Service ("IRS") and could be withdrawn, replaced or modified at any time, possibly with retroactive effect. This discussion does not address the tax consequences to subsequent purchasers of New Securities or to persons who purchased Old Securities from an initial holder at a price other than the face amount of such New Security, and is limited to holders that hold the New Securities as capital assets within the meaning of section 1221 of the Code. This discussion also does not address the tax consequences to nonresident aliens or foreign corporations that are subject to United States federal income tax on a net basis on income realized with respect to a New Security because such income is effectively connected with the conduct of a U.S. trade or business. Such holders are generally taxed in a similar manner to United States Holders; however, certain special rules apply. Moreover, this discussion does not address all of the tax consequences that may be relevant to particular purchasers in light of their personal circumstances, or to certain types of purchasers (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged a risk of owning New Securities).

       The following discussion is a general summary only, and expresses the opinion of Sheppard, Mullin, Richter & Hampton LLP, as to material federal income tax consequences to Holders who exchange Old Securities for New Securities pursuant to the Exchange Offer. No ruling or other guidance from the IRS has been or will be sought with respect to any of the matters discussed herein, and there can be no assurance that the IRS will not take a view that would lead to federal income tax consequences that differ from those described herein. The tax treatment applicable to particular Holders may vary depending upon such Holders' particular circumstances. The discussion is for general information only and does not constitute tax advice.

       HOLDERS EXCHANGING OLD SECURITIES FOR NEW SECURITIES ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF OLD SECURITIES FOR NEW SECURITIES AND THE CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF NEW SECURITIES, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AS WELL AS WITH RESPECT TO THE POSSIBLE EFFECTS OF ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

Northrop Grumman Corporation
June 14, 1996
Page 4


UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

       As used herein, the term "United States Holder" means a holder of an Old Security or a New Security, as appropriate, that is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of source.

       EXCHANGE OF OLD SECURITIES FOR NEW SECURITIES

       The exchange by a United States Holder of an Old Security for a New Security will not constitute a taxable exchange of the Old Security if the terms of the New Security (including the interest rate) are identical to the terms of the Old Security. Under the 1992 Proposed Regulations, even if the terms of the New Security were not identical to the terms of the Old Security as a result of the exchange as described under "The Exchange Offer," the exchange of the Old Security for the New Security would not be treated as a taxable exchange, as such change would occur pursuant to the original terms of the Old Security. Accordingly, in the absence of any change in law or the modification or withdrawal of the 1992 Proposed Regulations, the Company intends to take the position that in the circumstances described in the preceding sentence, the exchange of an Old Security for a New Security pursuant to the Exchange Offer will not constitute a taxable exchange of the Old Security.

       Assuming the exchange of an Old Security for a New Security pursuant to the Exchange Offer is not treated as a taxable exchange for federal income tax purposes, the New Security received by a United States Holder would be treated as a continuation of the Old Security in the hands of such holder. As a result, there should be no federal income tax consequences to United States Holders exchanging Old Securities for New Securities pursuant to the Exchange Offer, and a United States Holder should have the same adjusted basis and holding period in the New Securities immediately after the exchange as it had in the Old Securities immediately before the exchange.

Northrop Grumman Corporation
June 14, 1996
Page 5


       PAYMENT OF INTEREST ON NEW SECURITIES

       Interest paid or payable on a New Security will be taxable to a United States Holder as ordinary interest income, generally as received or accrued, in accordance with such holder's method of accounting for federal income tax purposes.

       SALE, EXCHANGE OR RETIREMENT OF NEW SECURITIES

       Upon the sale, exchange, redemption, retirement at maturity or other disposition of a New Security, a United States Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the New Security. A United States Holder's adjusted tax basis in a New Security generally will equal the cost to such holder of the Old Security exchanged for such New Security, reduced by any principal payments received by such holder on the New Security.

       Gain or loss recognized on the disposition of a New Security generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder's holding period for the New Security (which would include such holder's holding period in the Old Security exchanged therefor) is more than one year.

       BACKUP WITHHOLDING AND INFORMATION REPORTING

       "Backup" withholding and information reporting requirements apply to certain payments of principal, premium, if any, and interest on a New Security, and to payments of the proceeds of the sale or redemption of New Securities before maturity, to certain non-corporate United States Holders. The Company, its agent, a broker, the Trustee or any paying agent, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax equal to 31% of such payment if a United States Holder fails to furnish its taxpayer identification number (social security or employer identification number), to certify that such number is correct, to certify that such holder is not subject to backup withholding, or to otherwise comply with the applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will

Northrop Grumman Corporation
June 14, 1996
Page 6


be allowed as a credit against such holder's United States federal income tax liability, and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

UNITED STATES TAXATION OF FOREIGN HOLDERS OF NEW SECURITIES

       PAYMENT OF INTEREST ON NEW SECURITIES

       In general, payments of interest received by any holder that is not a United States Holder (a "Foreign Holder") will not be subject to a United States federal withholding tax, provided that (a)(i) the holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership and (iii) either (x) the beneficial owner of the New Security, under penalties of perjury, provides the Company or its agent with the beneficial owner's name and address and certifies that it is not a United States Holder on IRS Form W-8 (or a suitable substitute form) or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") holds the New Security and certifies to the Company or its agent under penalties of perjury that such a Form W-8 (or a suitable substitute) has been received by it from the beneficial owner or qualifying intermediary and furnishes the Company a copy thereof or (b) the Foreign Holder is entitled to the benefits of an income tax treaty under which the interest on the New Securities is exempt from United States withholding tax and the Foreign Holder or such Holder's agent provides a properly executed IRS Form 1001 claiming the exemption. Payments of interest not exempt from U.S. federal withholding tax as described above will be subject to such withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty).

       SALE, EXCHANGE OR RETIREMENT OF NEW SECURITIES

       A Foreign Holder generally will not be subject to United States federal income tax (and generally no tax will be withheld) with respect to gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of New Securities, unless the Foreign Holder is an individual who is present in the United States for a period or periods aggregating 183 or more

Northrop Grumman Corporation
June 14, 1996
Page 7


days in the taxable year of the disposition and certain other conditions are met.

       BACKUP WITHHOLDING AND INFORMATION REPORTING

       Under current Treasury regulations, backup withholding and information reporting on IRS Form 1099 do not apply to payments made by the Company or a paying agent to Foreign Holders if the certification described under "United States Taxation of Foreign Holders of New Securities--Payment of Interest on New Securities" is received, provided that the payor does not have actual knowledge that the holder is a United States Holder. If any payments of principal and interest are made to the beneficial owner of a New Security by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable United States Treasury Department regulations) pays the proceeds of the sale of a New Security or a coupon to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to payments by a foreign office of a broker that is a United States person, that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or that is a "controlled foreign corporation" (generally, a foreign corporation controlled by certain United States shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a Foreign Holder, or otherwise establishes an exemption. A Foreign Holder may obtain a refund of, or a credit against such holder's U.S. federal income tax liability for, any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS.

       In addition, in certain circumstances interest on a New Security owned by a Foreign Holder will be required to be reported annually on IRS Form 1042-S, in which case such form will be filed with the IRS and furnished to the Foreign Holder.

       The foregoing description of the procedures for withholding tax on interest payments and associated backup withholding

Northrop Grumman Corporation
June 14, 1996
Page 8


and information reporting rules are subject to change by future regulations.

       NEW PROPOSED REGULATIONS

            On April 22, 1996, the United States Treasury Department published proposed regulations concerning withholding, backup withholding and information reporting in respect of United States source interest and other portfolio income paid to Foreign Holders. The new proposed regulations would combine most forms (Forms W-8, 1001, 4224, 8709) into a single form (Form W-8), unify and clarify certification procedures and reliance standards for withholding agents and intermediaries, and adopt new procedures for Foreign Holders that are partnerships. If adopted, the regulations generally would be effective for payments made after December 31, 1997.

       FEDERAL ESTATE TAXES

       Subject to applicable estate tax treaty provisions, New Securities held at the time of death (or theretofore transferred subject to certain retained rights or powers) by an individual who at the time of death is a Foreign Holder will not be included in such holder's gross estate for United States federal estate tax purposes provided that the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote."

            The law covered by the opinion expressed herein is limited to existing United States federal income and estate tax law. The opinion speaks only as of the date hereof and we assume no obligation to advise you of changes in the law or fact that occur after the date of this opinion.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Except as noted above, this opinion may be relied upon by you only in connection with the Exchange Offer and may not be used or relied upon by you or

Northrop Grumman Corporation
June 14, 1996
Page 9


any other person for any other purpose whatsoever without, in each instance, our prior written consent.

                                     Sincerely,


                                     /s/ Sheppard, Mullin, Richter &
                                         Hampton LLP


                                     SHEPPARD, MULLIN, RICHTER & HAMPTON LLP